Exhibit 99.1

OLB Group Inc. Announces Pricing of $3.0 Million Private Placement at a Premium to Market

NEW YORK, NY / ACCESS Newswire / February 18, 2026 / The OLB Group, Inc. (NASDAQ:OLB) (“OLB” or the “Company”), a diversified fintech company providing payment processing and digital asset technology solutions, today announced that it has entered into a securities purchase agreement with an institutional investor for the purchase and sale of 2,857,142 shares of its common stock (or prefunded warrants in lieu thereof) together with warrants to purchase up to 3,571,428 shares of common stock at combined purchase price of $1.05 per share and accompanying warrants. The warrants have an exercise price of $0.92 per share, are exercisable directly after effectiveness of the resale registration statement for the common stock underlying the warrants, and will have a term of five years from the effectiveness of the resale registration statement.

The Company has also agreed to reduce the exercise price of certain outstanding warrants held by the investor that were issued on August 23, 2021 and November 8, 2021 (the “Existing Warrants”) to $0.92 per share and extend the term of the Existing Warrants three years.

The gross proceeds from the offering are expected to be approximately $3.0 million, before deducting commissions and expenses of the offering. The closing of the offering is expected to occur on or about February 19, 2026, subject to the satisfaction of customary closing conditions.

D. Boral Capital LLC is acting as exclusive placement agent for the offering.

The offer and sale of the foregoing securities is made in a private placement in reliance on an exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and applicable state securities laws. Accordingly, the securities offered in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirement of the Securities Act and such applicable state securities laws. Concurrently with the execution of the securities purchase agreement, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the common stock and shares of common stock underlying the warrants. Any offering of the Company’s securities under the resale registration statement will only be made by means of a prospectus.

The foregoing securities have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the common stock, warrants and underlying shares of common stock may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About The OLB Group, Inc.

The OLB Group, Inc. (NASDAQ: OLB) is a diversified fintech company providing innovative payment processing solutions, digital asset technology, and omnichannel commerce platforms. Through its SecurePay payment gateway and complementary services, OLB enables businesses to accept and process payments seamlessly across multiple channels while leveraging emerging technologies in digital assets and AI-driven commerce solutions.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, including statements regarding the completion, size and timing of the offering. These forward-looking statements are often indicated by terms such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. OLB’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2025, as amended on April 29, 2025, and in our subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The OLB Group, Inc.

Investor Relations

Email: ir@olb.com

Phone: (212) 278-0900 EXT 333